UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(D) The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): July 19, 2011

VGTEL, INC.
(Exact Name of registrant as specified in its Charter)

New York	000-52983	01-0671426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

415 Madison Avenue
New York, New York 10017
(Address of principal executive offices) (Zip Code)

(646) 673-8665
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240-14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.02     Termination of a Material Definitive Agreement.

On June 30, 2011, VGTel, Inc. (the “Company”), received a letter (the “Letter”) dated July (sic) 29, 2011 from Lawrence Harris as President of Venture Industries, Inc. (“Venture”), terminating the Agreement and Plan of Share Exchange (the “Agreement”), dated as of February 24, 2011, by and among the Company and Venture.  The Letter alleged breaches of the Agreement by the Company, including the removal of Lawrence Harris as President of the Company on June 28, 2011.

The Company originally viewed the Letter as invalid and unauthorized, in part based on the Form 8-K filed on April 5, 2011 on behalf of the Company by Lawrence Harris as President, Interim Chief Financial Officer and Principal Accounting Officer of the Company which stated that the share exchange transaction closed on March 30, 2011.

Upon further investigation by the Board of Directors, the Company determined that issues and disputes existed as to whether the share exchange transaction had closed.  The Company then determined on July 19, 2011, to accept the termination of the Agreement by Venture pursuant to the Letter.

As reported in the Company’s Form 8-K filed on February 24, 2011, as a condition precedent to the consummation of the Agreement, on February 24, 2011 the Company entered into a Cancellation Agreement (the “Cancellation Agreement”) with Joseph Indovina, whereby Mr. Indovina agreed to the cancellation of 2,714,489 shares of the Company’s common stock owned by him.  Conditions precedent to the cancellation, including payment of $150,000 to Mr. Indovina, never occurred.  As a result, the parties to the Cancellation Agreement have agreed to terminate the Cancellation Agreement.

As a result of the termination of the Agreement and the Cancellation Agreement, no Company shares will be, or have been, issued in respect to the share exchange transaction.  As of July 15,  2011, the Company had 12,244,489 shares of common stock outstanding.

The Company remains a Shell Company, as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, and will continue to seek appropriate business opportunities.

Item 8.01     Other Events.

As a result of the termination prior to closing of the Agreement and Plan of Share Exchange, dated as of February 24, 2011, by and among the Company and Venture Industries, Inc., the disclosure in the Company’s filings with the Securities and Exchange Commission relating to Venture Industries, Inc. or the ongoing operations, share issuances, shell company status, share ownership or control of the Company and Venture Industries, Inc. are not applicable to the Company and should no longer be relied upon when analyzing the business, operations or financial condition of the Company.

The affected information appears in the Company’s Form 8-K filed on April 5, 2011 and the Company’s Preliminary Information Statements filed on April 8, 2011, April 22, 2011 and May 13, 2011.

On July 5, 2011, Venture filed a summons and complaint and an application for temporary restraining order and preliminary injunction in New York State Supreme Court, County of New York against the Company and other defendants seeking, among other things, to enjoin the Company from claiming or representing that the share exchange had been consummated or interfering with Venture’s business.  In connection with the Board’s determination to accept the termination of the Agreement and Plan of Share Exchange, on July 19, 2011 the Company agreed not to contest Venture’s position that the share exchange had not been consummated and sought to have the action dismissed on that basis.

Item 9.01     Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.	Description
99.1	Letter to VGTel from Venture Industries, Inc.
99.2	Letter to Lawrence G. Harris from VGTel

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VGTEL, INC.

Date: July 22, 2011	By:	/s/ Joseph Indovina
		Name:	Joseph Indovina
		Title:	Executive Vice President